UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUES	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, pursuant to the terms of an Amended and Restated Cooperation Agreement, dated as of July 24, 2019 (the “Cooperation Agreement”), among the Company, Jeereddi II, LP, Purple Mountain Capital Partners LLC and certain of their affiliates (“Jeereddi/PMCP Group”), the Company agreed to nominate James T. Corcoran for election as a director at the 2019 Annual Meeting of Stockholders of the Company. Under the terms of the Cooperation Agreement, Mr. Corcoran agreed to offer his resignation to the Board of Directors if at any time the Jeereddi/PMCP Group no longer beneficially owned at least 533,334 shares of the Company’s stock (the “Minimum Ownership Threshold”).

On May 6, 2020, the Company was notified that Jeereddi II, LP had reduced its ownership of the Company’s common stock such that the ownership of the Jeereddi/PMCP Group was below the Minimum Ownership Threshold. In accordance with the terms of the Cooperation Agreement, on May 6, 2020, Mr. Corcoran offered to resign from his position as a director of the Company. Mr. Corcoran informed the Company that his beneficial ownership of shares of the Company’s common stock has not changed from that reported in his most recent filing with the Securities and Exchange Commission on November 22, 2019. On May 8, 2020, the Board of Directors decided not to accept Mr. Corcoran’s offer to resign, and Mr. Corcoran continues to serve as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: May 12, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg Executive Vice President Human Resources, General Counsel and Corporate Secretary

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